UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2013

FIRST FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Mall Drive, Charleston, South Carolina  29406

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (843) 529-5933

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of First Financial Holdings, Inc. (the “Company”), the holding company for First Federal Bank (the “Bank’), was held on July 24, 2013.  The matter considered and voted on by the stockholders at the special meeting, and the vote of the stockholders, were as follows:

1.             The proposal to approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc. was approved by the stockholders by the following vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
12,640,240	95,324	204,461	2,200

2.             The proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement was approved by the stockholders by the following vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
11,692,819	1,001,091	248,315	—

3.             The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to existing agreements or arrangements with the Company was approved by the stockholders by the following vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
10,295,672	2,330,691	313,662	2,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.
(Registrant)

Date: July 25, 2013	By:	/s/ Robert L. Davis
Robert L. Davis
Executive Vice President and
General Counsel